Exhibit 10.3

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of January 31, 2013 (this “Agreement”), is entered into among HORIZON LINES, INC., a Delaware corporation (“Parent”), HORIZON LINES, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

The Borrower, Parent, the Lenders and the Agent are parties to that certain Credit Agreement dated as of October 5, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has informed the Lenders and the Agent that it intends (a) to form one or more new special purpose entities as Subsidiaries of Horizon Alaska (as defined below) to, among other things, borrow $75,000,000 in principal amount of senior secured term loans to finance (in part) the purchase of the three U.S.-flag D-7 class containerships currently subchartered by Borrower for use in the Alaska trade lane, (b) to borrow $20,000,000 in principal amount of senior secured term loans secured by second priority Liens on the ABL Priority Collateral and first priority Liens on the Secured Note Priority Collateral, the proceeds of which shall be applied as a capital contribution to the foregoing special purpose entities for financing (together with the proceeds of the term loan financing described in clause (a)) the purchase price of such containerships and related transaction fees and expenses, (c) to assign Horizon Alaska’s rights with respect to certain land use agreements with the Municipality of Anchorage, Alaska to one of such special purpose entities and enter into arrangements with respect to such land use agreements to sublease the rights thereunder to Horizon Alaska, and (d) to enter into leasing arrangements with such special purpose entities so that Borrower and its Subsidiaries can continue to operate such containerships.

The Borrower has requested that the Required Lenders agree to amend the Credit Agreement and consent to the redelivery of the Compliance Certificate with respect to the fiscal month ended November 18, 2012 as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Agent and the Required Lenders have agreed to such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the preliminary statements hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments.

(a) New Definitions. The following new definitions are hereby added to Schedule 1.1 of the Credit Agreement in appropriate alphabetical order to read in their entirety as follows:

“Alaska D-7 Vessels” means the three U.S.-flag D-7 class containerships HORIZON ANCHORAGE (Official No. 910306), HORIZON KODIAK (Official No. 910308) and HORIZON TACOMA (Official No. 910307), which constitute Chartered Vessels.

“Alaska Land Use SPE” means Horizon Lines Alaska Terminals, LLC, a Delaware limited liability company and wholly owned direct Subsidiary of the Alaska Pledgor SPE.

“Alaska Pledgor SPE” means Horizon Lines Merchant Vessels, LLC, a Delaware limited liability company and wholly owned direct Subsidiary of Horizon Alaska.

“Alaska SPEs” means each of Alaska Vessel SPE, Alaska Land Use SPE and Alaska Pledgor SPE.

“Alaska Vessel SPE” means Horizon Lines Alaska Vessels, LLC, a Delaware limited liability company and wholly owned direct Subsidiary of the Alaska Pledgor SPE.

“Alaska Vessel Term Loan Agreement” means that certain Term Loan Agreement dated as of January 31, 2013 by and among the Alaska Vessel SPE, as borrower, the other Alaska SPEs, as guarantors, the lenders from time to time party thereto and U.S Bank, National Association, as agent.

“Alaska Vessel Term Loan Documents” means, collectively, the Alaska Vessel Term Loan Agreement and all other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, security agreements, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of the Alaska Vessel Term Loan Facility.

“Alaska Vessel Term Loan Facility” means the term loan credit facility evidenced by the Alaska Vessel Term Loan Agreement in an aggregate principal amount not to exceed $75,750,000.

“Alaska Vessel Transactions” means, collectively, (a) formation of the Alaska SPEs, (b) the incurrence of Indebtedness under the Superpriority Term Loan Facility, (c) the contribution of the cash proceeds of the Superpriority Term Loan Facility to Alaska Pledgor SPE (and the contribution in turn of such amounts to the Alaska Vessel SPE), (d) the incurrence of Indebtedness under the Alaska Vessel Term Loan Facility, (e) the purchase of the Alaska D-7 Vessels by the Alaska Vessel SPE, with the proceeds of such Indebtedness under the Alaska Vessel Term Loan Facility and the proceeds of such contribution to Alaska Vessel SPE, (f) the charter arrangements between Borrower and its Subsidiaries and the Alaska Vessel SPE for the charter of the Alaska D-7 Vessels pursuant to the Chartered Vessel Documents with respect thereto, and (g) the Land Use Agreement Transactions.

“Horizon Alaska” means Horizon Lines of Alaska, LLC, a Delaware limited liability company.

“Land Use Agreements” means, collectively, (a) the following agreements in effect on the Second Amendment Effective Date in each case between the Municipality of Anchorage (“MOA”) and Horizon Alaska (or the Borrower): (i) that certain Preferential Usage Agreement, (ii) that certain Crane Agreement, (iii) those certain Revocable Use Permits and (iv) those certain Land-Use Leases, collectively relating to the usage by Horizon Alaska of Lots 4A, 4A-1, 5D-1, 5F-1, 6C-1 and 6D-1 on or about the Port of Anchorage, and (b) such other agreements in effect on the Second Amendment Effective Date between the MOA and Horizon Alaska (or the Borrower), as the Borrower may elect, relating to the Port of Anchorage, and any amendments, supplements, modifications, extensions or replacements of the agreements referred to in clauses (a) and (b).

“Land Use Agreement Transactions” means, collectively, (a) the assignment by Horizon Alaska of its rights with respect to the Land Use Agreements to the Alaska Land Use SPE, and (b) the sublease by Alaska Land Use SPE to Horizon Alaska (and/or any other Loan Party) of such Land Use Agreements.

“Reporting Trigger Amount” means the greater of (a) $14,000,000 and (b) 14.0% of the Maximum Revolver Amount.

“Reporting Trigger Period” means the period (a) commencing on the date that (i) an Event of Default occurs, or (ii) Excess Availability is less than the Reporting Trigger Amount for 3 consecutive Business Days and (b) continuing until, during the preceding consecutive 45 days, no Event of Default exists and Excess Availability is equal to or greater than the Reporting Trigger Amount at all times.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of January 31, 2013, entered into by and among the Borrower, the Parent, the other Guarantors, the Agent and the Lenders.

“Second Amendment Effective Date” means January 31, 2013.

“Superpriority Term Loan Agreement” means that certain Term Loan Agreement dated as of January 31, 2013 by and among the Borrower, as borrower, the Guarantors, as guarantors, the lenders from time to time party thereto and U.S Bank, National Association, as agent.

“Superpriority Term Loan Documents” means, collectively, the Superpriority Term Loan Agreement and all other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, security agreements, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of the Superpriority Term Loan Facility.

“Superpriority Term Loan Facility” means the term loan credit facility evidenced by the Superpriority Term Loan Agreement.

(b) Adjusted EBITDA. The definition of “Adjusted EBITDA” contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1 hereto.

(c) Fixed Charges. The definition of “Fixed Charges” contained in Schedule 1.1 of the Credit Agreement is hereby amended by adding immediately prior to the “.” at the end of such definition the following:

and (d) for any calculation of Fixed Charges for any period that includes any month commencing prior to the Second Amendment Effective Date, the pro forma amount of interest expense shown for each such applicable month set forth in the applicable line item of Schedule A-3.

(d) Intercreditor Agreement. The definition of “Intercreditor Agreement” contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of Second Amendment Effective Date, by and among Parent, Borrower, Agent and the applicable trustee or agent under each of the Secured Notes, in substantially the form of Exhibit I-1, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

(e) Permitted Indebtedness. The definition of “Permitted Indebtedness” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference to “$20,000,000” in clause (x) thereof and substituting therefor “$10,000,000”, (ii) deleting the “and” at the end of clause (x) thereof, (iii) deleting the “.” at the end of clause (y) thereof and substituting therefor “,”, and (iv) adding at the end thereof the following new clauses (z) and (aa):

(z) Indebtedness under the Superpriority Term Loan Facility in an aggregate principal amount not to exceed $20,000,000 at any time outstanding less the aggregate amount of principal repayments and prepayments with respect thereto made after the Closing Date, and Refinancing Indebtedness in respect thereof; and

(aa) unsecured guarantees of the obligations of Horizon Alaska owing to the Alaska SPEs under the Chartered Vessel Documents with respect to the Alaska D-7 Vessels and the Land Use Agreements.

(f) Permitted Investments. The definition of “Permitted Investments” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (u) thereof; (ii) adding at the end of clause (v) thereof “, and”; and (iii) adding at the end thereof the following new clause (w):

(w) (i) the Investments described in clauses (a) and (c) of the definition of “Alaska Vessel Transactions”, (ii) the Investments resulting from consummation of the Land Use Agreement Transactions, (iii) Investments by any Loan Party in the Alaska SPEs for repairs, maintenance or improvements to the Alaska D-7 Vessels constituting Capital Expenditures, whether financed or unfinanced (for the avoidance of doubt (A) payments required by the Chartered Vessel Documents with respect to the Alaska D-7 Vessels, including but not limited to payments (x) made by any Borrower or its Subsidiaries to the Alaska Vessel SPE for the charter of the Alaska D-7 Vessels and (y) made by any Borrower or its Subsidiaries to any Person for maintenance, insurance, repairs and drydocking, and (B) operating expenditures related to the Alaska D-7 Vessels, including but not limited to fuel, crew costs and spare parts, and (C) the assignment of insurances (and any payments thereunder) to the Alaska Vessel SPE pursuant to the Chartered Vessel Documents with respect to the Alaska D-7 Vessels, shall in each case not be considered Investments for purposes of this Agreement and the Loan Documents), and (iv) additional Investments by any Loan Party in the Alaska SPEs in an aggregate amount to not exceed $3,000,000 at any time outstanding

(g) Permitted Liens. The definition of “Permitted Liens” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (dd) thereof and substituting therefor “,”, (ii) deleting the “.” at the end of clause (ee) thereof and substituting therefor “,” (ii) adding the following new clauses (ff) and (gg) immediately before the proviso therein:

(ff) Liens on the Collateral securing Indebtedness permitted under clause (z) of the definition of Permitted Indebtedness; provided that such Indebtedness is subject to the Intercreditor Agreement, and

(gg) any assignment of insurances to a lessor and/or its lenders with respect to Chartered Vessels pursuant to the applicable Chartered Vessel Documents.

(h) Permitted Restricted Debt Payments. The definition of “Permitted Restricted Debt Payments” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (f) thereof; (ii) deleting the reference in clause (h) thereof to “clauses (a) through (f)” and substituting therefor “clauses (a) through (g)”; and (iii) adding immediately prior to clause (h) thereof the following new clause (g):

(g) Restricted Debt Payments of the Secured Notes (Convertible), together with customary make-whole premiums with respect thereto, so long as (a) Excess Availability for the 30 consecutive days ending on the date of such Restricted Debt Payments (including the date thereof) (calculated on a pro forma basis after giving effect to such Restricted Debt Payments) shall not be less than $17,500,000 and (b) no Default or Event of Default is continuing or would result from such Restricted Debt Payments, and

(i) Secured Notes. The definition of “Secured Notes” contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Secured Notes” means, collectively, the Secured Notes (Convertible), the Secured Notes (First Lien), the Secured Notes (Second Lien) and the Superpriority Term Loan Facility.

(j) Secured Notes Documents. The definition of “Secured Notes Documents” contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Secured Notes Documents” means, collectively, the Secured Notes Documents (Convertible), the Secured Notes Documents (First Lien), the Secured Notes Documents (Second Lien) and the Superpriority Term Loan Documents.

(k) Section 1.2. Section 1.2 of the Credit Agreement is hereby amended by (i) relettering clause (b) as clause (c) and inserting the following new clause (b):

(b) the leases evidenced by the Chartered Vessel Documents with respect to the Alaska D-7 Vessels shall be treated as operating leases and shall not be treated as Capital Leases (or given a similar treatment) for purposes of the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirement set forth in any Loan Document,

(l) Section 2.1(c). Section 2.1(c) of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (iii) thereof, and (iii) adding the following new clause (v) immediately before the proviso therein:

and (v) at any time on or after the occurrence of a default or event of default under the Secured Notes Documents (Convertible) until such time as such default or event of default is cured or waived or the Secured Notes (Convertible) are repaid in full, reserves in an amount up to the aggregate amount of outstanding Secured Notes (Convertible);

(m) Section 3.3. Section 3.3 of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting therefor the following:

This Agreement shall continue in full force and effect for a term ending on October 5, 2016 (the “Maturity Date”); provided that if the Secured Notes (First Lien), the Secured Notes (Second Lien), any Additional Notes, the Alaska Vessel Term Loan Facility, and the Superpriority Term Loan Facility shall have not been repaid, refinanced, or defeased in full or, in the reasonable determination of Agent, adequately reserved for or cash collateralized on or prior to the 90th day immediately preceding the maturity date of the Secured Notes (First Lien), the Secured Notes (Second Lien), any Additional Notes, the Alaska Vessel Term Loan Facility, and the Superpriority Term Loan Facility, respectively, then the Maturity Date will occur on the 90th day immediately preceding the earliest maturing and outstanding of the Secured Notes (First Lien), the Secured Notes (Second Lien), any Additional Notes, the Alaska Vessel Term Loan Facility, or the Superpriority Term Loan Facility; provided further that, with respect to any Refinancing Indebtedness of any of the foregoing, such Refinancing Indebtedness shall have a maturity date that is at least 90 days later than the Maturity Date.

(n) Sections 4.1, 4.17 and 4.28. Sections 4.1, 4.17 and 4.28 of the Credit Agreement are hereby amended by deleting the words “Closing Date” each time they appear therein and substituting therefor the words “Second Amendment Effective Date”.

(o) Section 5.7. Section 5.7 of the Credit Agreement is hereby amended by deleting the words “Trigger Event” therein and substituting therefor the words “Trigger Period”.

(p) Section 5.17. Section 5.17 of the Credit Agreement is hereby amended by adding the words “and its Subsidiaries” after the words “Loan Party” therein.

(q) Section 5.19. Section 5 of the Credit Agreement is hereby amended by adding at the end thereof the following new Section 5.19:

5.19 Treatment of Alaska SPEs.

(a) No Alaska SPE shall engage in any business or activities, or own any assets or have any liabilities other than (a) engaging in the Alaska Vessel Transactions, (b) owning the Alaska D-7 Vessels, (c) leasing the Alaska D-7 Vessels to Borrower and its Subsidiaries and performing its obligations under the related Chartered Vessel Documents, (d) leasing and sub-leasing the Land Use Agreements to Borrower and its Subsidiaries and performing its obligations thereunder, (e) performing its obligations under the Alaska Vessel Term Loan Documents and (f) de minimis activities, de minimis assets and de minimis liabilities substantially related or incidental to those businesses and activities set forth in clauses (a) through (e) above.

(b) Notwithstanding anything herein to the contrary, where reference is made herein to the “Parent on a consolidated basis” or “Parent and its Subsidiaries on a consolidated basis” or similar language, any such references to the Subsidiaries or consolidation shall include the Alaska SPEs.

(c) Notwithstanding anything herein to the contrary, no Alaska SPE shall constitute a “Subsidiary” of Parent (or of any Subsidiary of Parent) for any purposes of this Agreement or any of the other Loan Documents except for purposes of (i) clauses (a) and (b) above, (ii) Sections 4.1(c) (solely the first sentence thereof), 4.3, 4.7, 4.8, 4.9, 4.11, 4.12, 4.18, 4.20, 4.21, 4.22, 4.23, 4.24, 4.29, 5.17, 5.19, and 8.16, and (iii) the definition of Fixed Charge Coverage Ratio and the component definitions and the terms used in the definition of Fixed Charge Coverage Ratio.

(r) Section 6.12. Section 6.12 of the Credit Agreement is hereby amended by adding immediately prior to the “.” at the end of clause (i) thereof the phrase “and any Investments permitted pursuant to clause (w) of the definition of Permitted Investments”.

(s) Section 6.15. Section 6.15 of the Credit Agreement is hereby amended (i) by adding immediately prior to the reference to “the Secured Notes Documents” the phrase “the Superpriority Term Loan Documents,” (ii) deleting the “or” at the end of clause (O) thereof and substituting therefor “,”, and (iii) adding immediately prior to the “.” at the end thereof the following new clauses (P) and (Q):

, (P) are restrictions imposed by Chartered Vessel Documents with respect to the applicable Chartered Vessels, provided that such restrictions shall apply only to the rights and interests (including insurance and the proceeds thereof) with respect to such Chartered Vessels, or (Q) are restrictions on assignment, lease, sublease or other transfer by Horizon Alaska (and/or any other Loan Party) of the sublease to it of the Land Use Agreements (and the rights thereunder)

(t) Section 8.7. Section 8.7 of the Credit Agreement is hereby amended by amending and restating in its entirety clause (a)(i) thereof as follows:

(i) default in respect of (A) any Secured Notes (other than the Secured Notes (Convertible)) or any Additional Notes and such default results in an “Event of Default” (or the equivalent term) under, and as defined in, the Secured Notes Documents (other than the Secured Notes Documents (Convertible)) or the documents evidencing the Additional Notes, or (B) the Secured Notes (Convertible) and the holders of such Indebtedness (or their authorized representatives on their behalf) exercise any remedies (other than solely the acceleration thereof) available to the holders of such Indebtedness (or their authorized representatives on their behalf) under the Secured Notes Documents (Convertible),

(u) Section 8.14. Section 8.14 of the Credit Agreement is hereby amended by adding the following words “or Land Use Agreements” after each instance of the words “Chartered Vessel Documents” therein.

(v) Section 8.15. Section 8.15 of the Credit Agreement is hereby amended by (i) adding the words “or Alaska D-7 Vessel” after each instance of the words “Mortgaged Vessel” therein and (ii) adding the words “, mortgagee or similar Person” after the words “Mortgage Trustee” therein.

(w) Section 8.16. Section 8.16 of the Credit Agreement is hereby amended by adding the words “or Subsidiary thereof” after each instance of the words “Loan Party” therein.

(x) Section 8.17. A new Section 8.17 is added to the Credit Agreement as follows:

8.17 Alaska D-7 Vessels Guaranty. If the guaranty dated on or about the Second Amendment Effective Date of the Loan Parties in favor of the Alaska Vessel SPE guaranteeing the obligations of the Borrower under the charter of the Alaska D-7 Vessels (as amended, restated, replaced or otherwise modified from time to time) is invoked or otherwise enforced with respect to any Loan Party.

(y) Section 15.11. Section 15.11 of the Credit Agreement is hereby amended by adding immediately prior to the reference to “or the Secured Notes” the phrase “or the Superpriority Term Loan Facility,”.

(z) Schedules. (i) Schedule 5.2 is hereby amended by deleting the reference in the first row thereof to “Trigger Period” and substituting therefor “Reporting Trigger Period”, (ii) Schedule A-3 is hereby added to the Credit Agreement, and (iii) Schedules 4.1, 4.17 and 4.28 of the Credit Agreement are hereby amended and restated, each as attached hereto.

(aa) Exhibit. Exhibit I-1 is hereby added to the Credit Agreement as attached hereto.

3. Consent. Subject to the terms and conditions hereof, the Agent and the Lenders party hereto hereby consent to the redelivery, on or prior to the third Business Day following the Agreement Effective Date, of the Compliance Certificate attaching the Excess Availability Calculation, the calculation of Leverage Ratio, the calculation of Fixed Charge Coverage Ratio and the calculation of Adjusted EBITDA required by Section 5.1 of the Credit Agreement for the month ended November 18, 2012, which calculations shall give effect to the amendments set forth in this Agreement and shall apply for all purposes of the Credit Agreement and the Loan Documents as the calculations of such amounts for the fiscal month then ended. In addition, for the avoidance of doubt, the Excess Availability Calculation, the calculation of Leverage Ratio, the calculation of Fixed Charge Coverage Ratio and the calculation of Adjusted EBITDA and the related Compliance Certificates for the fiscal month and fiscal quarter ended December 23, 2012 and for the fiscal month ended January 20, 2013 shall give effect to the amendments set forth in this Agreement.

4. Condition to Effectiveness. This Agreement shall be effective upon satisfaction of each of the following conditions (the first date on which such conditions are satisfied, the “Agreement Effective Date”).

(a) Executed Amendment. The Agent’s receipt of counterparts of this Agreement executed by the Borrower, Parent, Guarantors, the Required Lenders and the Agent.

(b) Executed Intercreditor Agreement. The Agent’s receipt of counterparts of the Intercreditor Agreement executed by the Borrower, Parent, Guarantors, the Agent and the applicable trustee or agent under each of the Secured Notes.

(c) Alaska Vessel Transactions Documents. The Agent’s receipt of (i) copies of the Alaska Vessel Term Loan Agreement and any guaranty, security agreement, pledge agreement or vessel mortgage related thereto (including any attachments thereto) being entered into on or prior to the Second Amendment Effective Date, (ii) copies of the Superpriority Term Loan Agreement and any guaranty, security agreement, pledge agreement or vessel mortgage related thereto (including any attachments thereto) being entered into on or prior to the Second Amendment Effective Date and (iii) the bareboat charter, any guaranty or other agreement (including any attachments thereto) obligating any Person to make payments in respect such bareboat charter, and any other Chartered Vessel Documents requested by the Agent with respect to the Alaska D-7 Vessels being entered into on or prior to the Second Amendment Effective Date, in each case, on terms and conditions reasonably satisfactory to Agent (it being understood and agreed that the terms and conditions set forth in the “Summary of Indicative Terms and Conditions” attached to that certain Commitment Letter dated December 22, 2012 relating to the Alaska Vessel Term Loan Facility and the “Summary of Indicative Terms and Conditions” attached to that certain Commitment Letter dated December 22, 2012 relating to the Superpriority Term Loan Facility are satisfactory to Agent).

(d) Officer’s Certificate. Agent’s receipt of a certificate of a Responsible Officer of Borrower certifying that on and as of the Agreement Effective Date no default or event of default exists (and other matters related thereto) under Senior Notes Documents or will result on such date after giving effect to the consummation of any of the Alaska Vessel Transactions or the execution and delivery of this Agreement or the Intercreditor Agreement.

(e) Other Certificates. Agent’s receipt of copies of all certificates of any Loan Party and attachments thereto furnished to the trustee, agent or representative of the holders of the Secured Notes in connection with the execution by such trustee, agent or representative of (i) the Intercreditor Agreement or (ii) any other agreements in connection with the Alaska Vessel Transactions.

(f) Legal Opinions. Agent’s receipt of a legal opinion from Kirkland and Ellis LLP, legal counsel to the Loan Parties, addressed to Agent and each Lender and otherwise in form and substance reasonably satisfactory to Agent.

(g) Fee and Expenses. The Borrower shall have paid (i) to Agent (or its Affiliate) an amendment fee in an amount equal to $100,000 and (ii) the legal fees and expenses of Winston & Strawn LLP then due and owing, as invoiced in writing to the Borrower.

5. Effect of the Amendments. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, Parent or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

6. Representations and Warranties/No Default. By their execution hereof, each Loan Party hereby represents and warrants as follows:

(a) Such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(b) This Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date).

(d) No Default or Event of Default has occurred or is continuing or would result after giving effect to the extension and the other transactions contemplated by this Agreement.

7. Reaffirmations. Each Loan Party (a) agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms, ratifies and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

8. Release of Claims. To induce the Agent and the Lenders to enter into this Agreement, each Loan Party hereby releases, acquits and discharges the Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent or any Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, known or unknown, that such Loan Party now has or ever had against the Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Loan Party represents and warrants to the Agent and the Lenders that such Loan Party has not transferred or assigned to any Person any claim that such Loan Party ever had or claimed to have against the Agent or any Lender.

9. Miscellaneous

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Section 12 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(b) Loan Document. This Agreement shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(c) Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement

(d) Severability. If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e) Entirety. This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HORIZON LINES, LLC, as Borrower

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Executive Vice President, General Counsel and Secretary

HORIZON LINES, INC., as Parent

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Executive Vice President, General Counsel and Secretary

AERO LOGISTICS, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HAWAII STEVEDORES, INC., as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

H-L DISTRIBUTION SERVICE, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON LINES HOLDING CORP., as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Executive Vice President, General Counsel and Secretary

HORIZON LINES OF ALASKA, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON LINES OF GUAM, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON LINES OF PUERTO RICO, INC., as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON LINES VESSELS, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON LOGISTICS, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON SERVICES GROUP, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

SEA-LOGIX, LLC, as Guarantor

By:	/s/ Michael F. Zendan II
Name:	Michael F. Zendan II
Title:	Secretary

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Ryan Davison
Name:	Ryan Davison
Title:	V.P.